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                                    AGREEMENT


         This Agreement is by and between Lycos Japan, (a joint Venture between Lycos Inc., Sumitomo Corporation and Internet Initiative Japan) a Japanese Corporation with a principal place of business at 5F Kinseisha Bldg., Kandanishikicho, Chiyoda-Ku, Tokyo, 101-0054 Japan ("Lycos Japan"), and CallNow.com, Inc. a US company with a principal place of business at 50 Broad Street, Suite 501, New York, New York, 10004 USA ("CallNOW.com").

         Both parties agree to execute a definitive agreement by May 24, 1999


Recitals

         A. Lycos Japan is the owner or licensee of the Japanese Web service.

         B. CallNow.com, Inc. the operator of a Web site accessible through the URL www.CallNow.com, (the "CallNow.com Site") that provides a online telecommunications products and services over the Internet.

Overview

Lycos Japan will place banners, promotional buttons, text links and other hyperlinks from its Home Pages and Web Guides to the CallNOW.com site. Additionally a presence will be provided on search results pages in the form of banners, promotional buttons, text links and other hyperlinks. Lycos Japan will provide keyword product when available.


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                                      TERMS

1/    Lycos Japan's Obligations:

Advertising Impressions. Lycos Japan shall provide advertising links promoting the CallNOW.com site within the Lycos Japan sites. Lycos Japan shall provide these advertising impressions in accordance with Lycos Japan' standard advertising terms and conditions.

Affiliate Program. Lycos Japan will provide links promoting CallNOW.com on its Affiliate Program Community, when available. Lycos Japan will allocate a part of 48,000,000 impressions to Affiliate Program when available.

Premier Partner Status. Lycos Japan shall designate CallNOW.com as a Premier Partner in its Affiliate Program, when available.

Impression Guarantees. Lycos Japan guarantees during the term of this agreement it shall provide CallNOW.com with 48,000,000 impressions. CallNOW.com shall have the right, at its own expense, to audit Lycos Japan's books and records for the purpose of verifying impressions served. Such audits will be made not more than once per year, and not less than (10) ten days written notice, during regular business hours, by auditors reasonably acceptable to Lycos Japan. Such audits shall not interfere with Lycos Japan's normal business. In the event that Lycos Japan has not delivered 48,000,000 impressions by the end of the Term, Lycos Japan will continue to deliver impressions until that level of impressions is received.

2/    CallNOW.com Inc.'s obligations:

Integration. CallNow.com shall provide Lycos Japan with any assistance requested by Lycos Japan in establishing links between Lycos Japan and the CallNOW.com Site.

Lycos Japan Integration Fees. During the period beginning on the Effective Date and ending on the two year anniversary, CallNOW.com shall pay Lycos Japan $160,000 payable as follows: (i) $40,000 within 30 days of the Effective Date;
(ii) six quarterly installment payments of $20,000 due 90, 180, 270, 360, 450, 540 days after the Effective Date.

Lycos Japan Transaction Fees. In addition to the integration fees outlined above, during the term and for two years thereafter, for a total of four years, CallNOW.com shall owe Lycos Japan a percentage of any sales made my users and affiliates referred to the CallNOW.com Site through the impressions, promotions and offers outlined in Section 1. Initially, CallNOW.com shall owe Lycos Japan 20% of the Net Sales Revenue. Lycos Japan's percentage of the Net Sales shall be credited dollar for dollar against the Integration Fee outlined above, until such time as the full amount of Integration Fee has been offset. At such time, the percentage share due Lycos Japan shall decrease to 15% of the Net Sales Revenue, and CallNOW.com shall commence paying Lycos Japan its share of the Net Sales Revenue at the end of each quarter such occurrence.

Affiliate Bounty. WHEN AVAILABLE, CallNOW.com shall pay Lycos Japan $40 (the "Affiliate Bounty") for every affiliate member who registers for the CallNOW.com Partner Affiliate

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Program. CallNOW.com shall pay Lycos every calendar quarter the Affiliate Bounty as follows: 50% upon registration by the affiliate and 50% upon the affiliate signing a minimum of five customers for the CallNOW.com products or services.


3/       Term:

The term ("Term") of this Agreement shall commence on the Effective Date and continue for two years unless terminated earlier as provided in Article 9/ below.

4/       Marks:

Lycos Japan hereby grants to CallNOW.com the non-exclusive right to use the Lycos Japan Marks solely for the purposes of co-branding specified in this Agreement. CallNOW.com hereby grants Lycos Japan the Non-exclusive, non-transferable right to use the CallNOW.com Marks solely for the purposes specified in this Agreement. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's marks.

5/       Representations and Warranties: Each party hereby represents and warrants as follows:

         a. Corporate Power. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         b. Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         c. Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         d. Intellectual Property Rights. Such party has the full and exclusive right to grant or otherwise permit the other party to access the CallNOW.com Site content and to use the trademarks, logos and trade names as set forth on this Agreement, and that it is aware of no claims by any third parties adverse to any of such property rights.

The representations and warranties and covenants in this Section 5 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

6/       Limitation of Warranty. EXCEPT AS EXPRESSLY WARRANTED IN SECTION 5
ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EITHER

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EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

7/       Indemnification:

         a. CallNOW.com Indemnity. CallNOW.com will at all times indemnify and hold harmless Lycos Japan and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by CallNOW.com in this Agreement. Lycos Japan shall give CallNOW.com prompt written notice of any claim, action or demand for which indemnity is claimed. CallNOW.com shall have the right, but not obligation, to control the defense and/or settlement of any claim in which it is named as a party. Lycos Japan shall have the right to participate in any defense of a claim by CallNOW.com with counsel of Lycos Japan's choice at Lycos Japan's own expense. The foregoing indemnity is conditioned upon: prompt written notice by Lycos Japan to CallNOW.com of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by CallNOW.com; and such reasonable cooperation by Lycos Japan in the defense as CallNOW.com may request.

         b. Lycos Japan Indemnity. Lycos Japan will at all times defend, indemnify and hold harmless CallNOW.com and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Lycos Japan in this Agreement. CallNOW.com shall give Lycos Japan prompt written notice of any claim, action or demand for which indemnity is claimed. Lycos Japan shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. CallNOW.com shall have the right to participate in any defense of a claim by Lycos Japan with counsel defense of CallNOW.com chosen at its own expense. The foregoing indemnity is conditioned upon; prompt written notice by CallNOW.com to Lycos Japan of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Lycos Japan; and such reasonable cooperation by CallNOW.com in the defense of Lycos Japan may request.

8/       Confidentiality, Press Releases:

         a. Non-Disclosure Agreement. The parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's confidential information to any third party without the prior written approval of the other party. Notwithstanding the

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                  foregoing, it shall not be a breach of this Agreement for
                  either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

         b. Confidential Information Defined. As used in this Agreement, the term "Confidential Information" refers to (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally know to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this agreement from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

         c. Press Releases. Lycos Japan and CallNOW.com may jointly prepare press releases concerning the existence of this Agreement and the terms hereof. Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released to any medium except with the prior approval of Lycos Japan and CallNOW.com or as required by law, except where such information is already clearly in the public domain or the subject or existing jointly approved press releases.

9/       Termination. Either party may terminate this Agreement if (a) the other party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business; (e) upon the occurrence of a material breach by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; (f) after 1 year either party may exercise the right to terminate the agreement under this clause, 9/(f), in which case, Lycos Japan must give 90 days notice to CallNOW.com and agrees to waive any further payments from CallNOW.com. Equally, should CallNOW.com exercise this clause, 9(f), then they shall give 90 days notice to Lycos Japan and remain liable for subsequent monthly guaranteed payments falling under the terms of this Agreement within the 90 day notice period; (g) by mutual consent of the parties.

10/      Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of

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the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

11/       Relationship of Parties. CallNOw.com and Lycos Japan are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between CallNOW.com and Lycos Japan. Neither party has authority to enter into agreements of any kind on behalf of the other.

12/       Assignment, Binding Effect. Neither Lycos Japan nor CallNOW.com may
assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other.

13/       Choice of Law and Forum. This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state. CallNOW.com hereby consents to the personal jurisdiction of the Commonwealth of Massachusetts, acknowledges that venue is proper in any state or Federal court in the Commonwealth of Massachusetts, agrees that any action related to this Agreement must be brought in a state or Federal court in the Commonwealth of Massachusetts, and waives any objection CallNOW.com has or may have in the future with respect to any of the foregoing.

14/       Good Faith. The parties agree to act in good faith with respect to each provision of this Agreement and any dispute that may arise related hereto.

15/       Additional Documents/Information. The parties agree to sign and/or provide such additional documents and/or information as may reasonably be required to carry out the intent of this Agreement and to effectuate its purposes.

16/       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

17/       No Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

18/       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

19/       Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

20/       Notices. All notice required to be given under this Agreement must be given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:


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     If to Lycos Japan:            Lycos Japan Kabushiki Kaisha
                                   5F Kinseisha Bldg., 3-15, Kandanishikicho,
                                   Chiyoda-ku, Tokyo, 101-0054 Japan
                                   Attention:  Mr. Kazuo Francis Yoshida, C.E.O.

     If to CallNOW.com:            CallNOW.com, Inc.
                                   50 Broad Street, Suite 501
                                   New York, NY 10004
                                   Attention:  Mr. Christian Bardenheuer, C.E.O.

22/       Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matter contemplated hereby, supersede all previous agreements between Lycos Japan and CallNOW.com concerning the subject matter, and cannot be amended except by writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

23/       Limitations of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY
BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNT RECEIVED BY THE OTHER PARTY UNDER THIS AGREEMENT, PROVIDED THAT THIS SECTION DOES NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY; (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR (D) INDEMNIFICATION OBLIGATIONS HEREUNDER.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.


CallNOW.com, Inc.                           Lycos Japan KK

By: /s/ Christian Bardenheuer _________     By: /s/ Kazuo Francis Yoshida _____
Name: Christian Bardenheuer, C.E.O.         Name: Kazuo Francis Yoshida, C.E.O.

Title: C.E.O.                               Title: C.E.O.

Date: May 26, 1999                          Date: May 26, 1999